Exhibit 23.3

Simpson Thacher & Bartlett

ICBC TOWER, 35TH FLOOR

3 GARDEN ROAD, CENTRAL

HONG KONG

TELEPHONE: +852-2514-7600

FACSIMILE: +852-2869-7694

Direct Dial Number	E-mail Address
+852-2514-7660	dfertig@stblaw.com

July 8, 2016

Re:                             CONSENT OF SIMPSON THACHER & BARTLETT LLP

LightInTheBox Holding Co., Ltd.
Tower 2, Area D, Diantong Square
No. 7 Jiuxianqiao North Road
Chaoyang District, Beijing 100015
People’s Republic of China

Ladies and Gentlemen,

We hereby consent to the use of our name under caption “Legal Matters” in the Prospectus that forms part of this Registration Statement on Form F-3 filed by LightInTheBox Holding Co., Ltd. We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In providing this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Simpson Thacher & Bartlett

SIMPSON THACHER AND BARTLETT

daniel fertig     adam C. furber     anthony d. king     celia c.l. lam     chris k.h. lin     jin hyuk park     kathryn king sudol     christopher k.s. wong

resident partners

simpson thacher & bartlett, hong kong is an affiliate of simpson thacher & bartlett llp with offices in:

New York         Beijing         Houston         London         Los Angeles         Palo Alto         São Paulo         Seoul         Tokyo         Washington, D.C.